Exhibit 99.1

CONTACT:    Scott Beilharz, Investor Relations
814/870-7312 or 1-800-458-0811 ext. 7312
scott.beilharz@erieinsurance.com

Erie Indemnity Reports Third Quarter 2014 Results
Net Income per Diluted Share Up 3.0 percent, Earnings Up 2.1 percent

Erie, Pa. – October 30, 2014 – Erie Indemnity Company (NASDAQ: ERIE) today announced financial results for the quarter ending September 30, 2014.
“ERIE continues to achieve strong results through sound execution of our business strategy and the steadfast commitment of our Agents, Customers and Employees,” says Terry Cavanaugh, president and chief executive officer.  “As we look to 2015, we are well-positioned for continued long-term growth and value creation.”
Net income attributable to Indemnity was $47 million, or $0.90 per diluted share, in the third quarter of 2014, compared to $46 million, or $0.87 per diluted share, in the third quarter of 2013. Net income attributable to Indemnity was $142 million, or $2.71 per diluted share, in the first nine months of 2014, compared to $127 million, or $2.41 per diluted share, in the first nine months of 2013. For the third quarter of 2014, the growth was driven by increased revenue from management operations, and for the first nine months of 2014, the growth was driven by increased revenue from management operations and lower expense growth.

3Q 2014 Highlights - Results of the Erie Insurance Group’s Operations(1)

	Indemnity shareholder interest		Noncontrolling interest (Exchange)		Elimination of related party transactions		Erie Insurance Group
(dollars in millions)	3Q'14	3Q'13	3Q'14	3Q'13	3Q'14	3Q'13	3Q'14	3Q'13
Management operations	$62	$60	$—	$—	$(54)	$(52)	$8	$8
Property and casualty insurance operations(2)	—	—	38	24	57	55	95	79
Life insurance operations(2)	—	—	10	10	0	(1)	10	9
Investment operations	8	10	32	294	(3)	(2)	37	302
Income from operations before income taxes and noncontrolling interest	70	70	80	328	—	—	150	398
Provision for income taxes	23	24	19	107	—	—	42	131
Net income	$47	$46	$61	$221	$—	$—	$108	$267

(1)
The consolidated financial statements of Erie Indemnity Company (“Indemnity”) reflect the consolidated results of Indemnity and the Erie Insurance Exchange (“Exchange”), which we refer to collectively as the “Erie Insurance Group.” Indemnity, or Indemnity shareholder interest, refers to the interest in Erie Indemnity Company owned by the Class A and Class B shareholders. The Exchange refers to the noncontrolling interest held for the interest of the subscribers (policyholders), and includes its interest in its property and casualty subsidiaries and Erie Family Life Insurance Company (“EFL”).

(2)	All property and casualty and life insurance results accrue to the interest of the subscribers (policyholders) of the Exchange, or noncontrolling interest.

Management Operations

Revenue from management operations increased $29 million, or 8.5 percent, in the third quarter of 2014, compared to the third quarter of 2013. Direct written premium of the property and casualty insurance operations, upon which the management fee is calculated, increased 8.8 percent in the third quarter of 2014, due to a 4.5 percent increase in policies in force and a 4.1 percent increase in the year-over-year average premium per policy at September 30, 2014. The management fee rate was 25 percent for both the third quarters of 2014 and 2013.
Commissions increased $21 million, or 11.5 percent, in the third quarter of 2014, compared to the third quarter of 2013, primarily due to the 8.8 percent increase in direct written premium of the property and casualty insurance operations. Commission growth outpaced direct premium written growth primarily due to an increase in agent incentive costs.
Non-commission expense increased $6 million, or 7.1 percent, in the third quarter of 2014, compared to the third quarter of 2013. Professional fees increased $2 million while underwriting reports, personnel costs, credit card fees, and postage and printing expenses each increased $1 million.

Management Operations

	Indemnity shareholder interest
(dollars in millions)	3Q'14	3Q'13
Management fee revenue, net	$362	$333
Service agreement revenue	8	8
Total revenue from management operations	$370	$341
Commissions	$208	$187
Non-commission expense	100	94
Total cost of management operations	$308	$281
Income from management operations before taxes	$62	$60
Gross margin	16.5%	17.7%

Investment Operations

Income from investment operations before taxes totaled $8 million in the third quarter of 2014, compared to $10 million in the third quarter of 2013. Net realized gains on investments and equity in earnings of limited partnerships both decreased $1 million.

Investment Operations

	Indemnity shareholder interest
(dollars in millions)	3Q'14	3Q'13
Net investment income	$4	$4
Net realized gains on investments	0	1
Net impairment losses recognized in earnings	0	0
Equity in earnings of limited partnerships	4	5
Income from investment operations before taxes	$8	$10

Nine Months Ended September 30, 2014 Results of the Erie Insurance Group’s Operations(1)

	Indemnity shareholder interest		Noncontrolling interest (Exchange)		Elimination of related party transactions		Erie Insurance Group
(dollars in millions)	2014	2013	2014	2013	2014	2013	2014	2013
Management operations	$188	$168	$—	$—	$(165)	$(145)	$23	$23
Property and casualty insurance operations(2)	—	—	(249)	46	177	155	(72)	201
Life insurance operations(2)	—	—	33	34	(1)	(2)	32	32
Investment operations	26	25	455	824	(11)	(8)	470	841
Income from operations before income taxes and noncontrolling interest	214	193	239	904	—	—	453	1,097
Provision for income taxes	72	66	61	297	—	—	133	363
Net income	$142	$127	$178	$607	$—	$—	$320	$734

(1)
The consolidated financial statements of Erie Indemnity Company (“Indemnity”) reflect the consolidated results of Indemnity and the Erie Insurance Exchange (“Exchange”), which we refer to collectively as the “Erie Insurance Group.” Indemnity, or Indemnity shareholder interest, refers to the interest in Erie Indemnity Company owned by the Class A and Class B shareholders. The Exchange refers to the noncontrolling interest held for the interest of the subscribers (policyholders), and includes its interest in its property and casualty subsidiaries and Erie Family Life Insurance Company (“EFL”).

(2)	All property and casualty and life insurance results accrue to the interest of the subscribers (policyholders) of the Exchange, or noncontrolling interest.

Indemnity’s management operations pretax income totaled $188 million in the first nine months of 2014, compared to $168 million in the first nine months of 2013. The increase resulted in a gross margin of 17.5 percent for the first nine months of 2014, compared to 17.1 percent for the first nine months of 2013. Indemnity’s investment operations pretax income totaled $26 million in the first nine months of 2014, compared to $25 million in the first nine months of 2013.

Webcast Information

Indemnity has scheduled a conference call and live audio broadcast on the Web for 10:00 AM ET on October 31, 2014. Investors may access the live audio broadcast by logging on to www.erieinsurance.com. Indemnity recommends visiting the website at least 15 minutes prior to the Webcast to download and install any necessary software. A Webcast audio replay will be available on the Investor Relations page of the Erie Insurance Group’s website by 12:30 PM ET.

About the Erie Insurance Group

According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 11th largest homeowners insurer and 12th largest automobile insurer in the United States based on direct premiums written and the 16th largest property/casualty insurer in the United States based on total lines net premium written. The Group, rated A+ (Superior) by A.M. Best Company, has over 4.9 million policies in force and operates in 11 states and the District of Columbia. Erie Insurance Group is a FORTUNE 500 and Barron’s 500 company. Erie Insurance is proud to have received the J.D. Power award for “Highest in Customer Satisfaction with the Auto Insurance Purchase Experience” two years in a row. ERIE has also been recognized by Forbes as one of America's 50 Most Trustworthy Financial Companies and is on the list of Ward's 50 Group of top performing insurance companies, which analyzes the financial performance of 3,000 property and casualty companies and recognizes the top performers for achieving outstanding results in safety, consistency and financial performance over a five-year period (2009-2013).

News releases and more information about Erie Insurance Group are available at www.erieinsurance.com.

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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Statements contained herein that are not historical fact are forward-looking statements and, as such, are subject to risks and uncertainties that could cause actual events and results to differ, perhaps materially, from those discussed herein. Forward-looking statements relate to future trends, events or results and include, without limitation, statements and assumptions on which such statements are based that are related to our plans, strategies, objectives, expectations, intentions and adequacy of resources. Examples of forward-looking statements are discussions relating to premium and investment income, expenses, operating results, agency relationships, and compliance with contractual and regulatory requirements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Among the risks and uncertainties, in addition to those set forth in our filings with the Securities and Exchange Commission, that could cause actual results and future events to differ from those set forth or contemplated in the forward-looking statements include the following:

Risk factors related to the Indemnity shareholder interest:

•	dependence on Indemnity’s relationship with the Exchange and the management fee under the agreement with the subscribers at the Exchange;

•	costs of providing services to the Exchange under the subscriber’s agreement;

•	ability to attract and retain talented management and employees;

•	ability to maintain uninterrupted business operations;

•	factors affecting the quality and liquidity of Indemnity’s investment portfolio;

•	credit risk from the Exchange;

•	Indemnity’s ability to meet liquidity needs and access capital; and

•	outcome of pending and potential litigation against Indemnity.

Risk factors related to the non-controlling interest owned by the Exchange, which includes the Property and Casualty Group and EFL:

•	general business and economic conditions;

•	dependence upon the independent agency system;

•	ability to maintain our reputation for customer service;

•	factors affecting insurance industry competition;

•	changes in government regulation of the insurance industry;

•	premium rates and reserves must be established from forecasts of ultimate costs;

•	emerging claims, coverage issues in the industry, and changes in reserve estimates related to the property and casualty business;

•	changes in reserve estimates related to the life business;

•	severe weather conditions or other catastrophic losses, including terrorism;

•	the Exchange’s ability to acquire reinsurance coverage and collectability from reinsurers;

•	factors affecting the quality and liquidity of the Exchange’s investment portfolio;

•	the Exchange’s ability to meet liquidity needs and access capital;

•	the Exchange’s ability to maintain acceptable financial strength rating;

•	outcome of pending and potential litigation against the Exchange; and

•	dependence upon the service provided by Indemnity.

A forward-looking statement speaks only as of the date on which it is made and reflects Indemnity’s analysis only as of that date. Indemnity undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions, or otherwise.

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